UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
 _____________________________________________
 Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 30, 2019
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ANDEAVOR LOGISTICS LP
(Exact name of registrant as specified in its charter)
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Delaware	001-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 421-2414
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Secondment Agreements
On January 30, 2019, Andeavor Logistics LP (the “Partnership”), Tesoro Logistics GP, LLC (“TLGP”), as the general partner of the Partnership, and certain of the Partnership’s subsidiaries entered into secondment agreements (the “New Secondment Agreements”) with each of Marathon Petroleum Logistics Services LLC (“MPLS”), an indirect, wholly-owned subsidiary of Marathon Petroleum Corporation (“MPC”), and Marathon Refining Logistics Services LLC (“MRLS”), also an indirect, wholly-owned subsidiary of MPC.
Under the New Secondment Agreements, MPLS and MRLS will second certain employees to occupy positions within the Partnership’s business and organization and to conduct business on behalf of the Partnership and its subsidiaries. While seconded by MPLS or MRLS, seconded employees will remain on the payroll of MPLS or MRLS, as the case may be, and will be eligible to participate in all MPLS or MRLS benefit plans that they would be eligible to participate in absent the secondment, but will work for and be under the general direction, supervision and control of the Partnership and its subsidiaries.  The Partnership or its subsidiaries will reimburse MPLS or MRLS, as the case may be, for the payroll costs of the seconded employees, including base pay, bonuses and other incentive compensation plus a burden rate associated with benefits and other payroll costs for the portion of the employee’s time that is allocated to the Partnership. The New Secondment Agreements are for a term of 10 years, but may be sooner terminated by MPLS, MRLS or the Partnership upon 60 days written notice.
The foregoing descriptions are not complete and are qualified in their entirety by reference to the New Secondment Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.
In connection with the entry into the New Secondment Agreements, on January 30, 2019, Andeavor LLC, a Delaware limited liability company and successor by merger to Andeavor, the Partnership and certain of their direct and indirect subsidiaries, entered into an agreement that terminated the Second Amended and Restated Secondment and Logistics Services Agreement, dated as of August 6, 2018 (the “Prior Secondment Agreement”). The New Secondment Agreements were entered into to replace the Prior Secondment Agreement.
The Prior Secondment Agreement governed the provision of seconded employees to or from the Andeavor Group (as defined in the Prior Secondment Agreement) and the Logistics Group (as defined in the Prior Secondment Agreement), as applicable. The Prior Secondment Agreement also governed the use of certain facilities of the parties by the various entities.
Relationships
Each of the Partnership, TLGP, and the other parties to the New Secondment Agreements is a direct or indirect subsidiary of MPC. As a result, certain individuals, including officers and directors of MPC and TLGP, serve as officers and/or directors of more than one of such other entities. TLGP, as the general partner of the Partnership, holds a non-economic general partner interest in, and common units of, the Partnership. MPC also beneficially holds a majority limited partner interest in the Partnership.

Item 1.02	Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Secondment Agreement, dated as of January 30, 2019, by and among Marathon Refining Logistics Services, LLC, Andeavor Logistics LP, Tesoro Logistics GP, LLC and certain other parties thereto
10.2	Secondment Agreement, dated as of January 30, 2019, by and among Marathon Petroleum Logistics Services, LLC, Andeavor Logistics LP, Tesoro Logistics GP, LLC and certain other parties thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andeavor Logistics LP

	By:	Tesoro Logistics GP, LLC its General Partner

Date: February 5, 2019	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary